SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  July 9, 2003
                                                   ------------


                               YDI WIRELESS, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                   000-29053                     04-2751645
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(State or other jurisdiction       (Commission                  (IRS employer
    of incorporation)              file number)              identification no.)


   8000 Lee Highway, Falls Church, VA                                    22042
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(Address of principal executive offices)                              (Zip code)


Registrant's telephone number, including area code: (703) 205-0600
                                                    --------------


                       Telaxis Communications Corporation
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.
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     On July 9, 2003, the registrant effected a reverse 1-for-100 split of its outstanding common stock, a forward 25-for-1 split of its common stock outstanding after the reverse stock split, the reincorporation of the company from Massachusetts to Delaware, and the change of its corporate name to "YDI Wireless, Inc."

     No fractional shares will be issued as a result of the reverse stock split. Fractional shares held by any stockholder with less than 100 shares in its account will be cashed out at a price of $.954 for each share outstanding before the reverse stock split, which is based on the average trading prices of the company's common stock on the Over-the-Counter Bulletin Board for the 20 trading days ending on July 9, 2003. Therefore, any stockholder with less than 100 shares in its account will receive cash as a result of the reverse stock split and will not participate in the forward stock split or reincorporation described below. Fractional shares held by any stockholder with 100 shares or more in its account will be addressed in the forward stock split as described below.

     No fractional shares will be issued as a result of the forward stock split. Any stockholder who would be entitled to a fractional share after the forward stock split will have that stockholder's holdings rounded up to the next whole share.

     Both the reincorporation into Delaware and the corporate name change were effected through a merger (the "Merger") of Telaxis Communications Corporation, a Massachusetts corporation ("Telaxis"), and YDI Wireless, Inc., a Delaware corporation formed as a wholly-owned subsidiary of Telaxis for the purpose of effecting the reincorporation and name change ("YDI Wireless"). YDI Wireless was the surviving corporation in the Merger. The Merger was effected pursuant to the Agreement and Plan of Merger and Reincorporation, dated as of June 23, 2003, by and between Telaxis and YDI Wireless (the "Merger Agreement"), which Merger Agreement was duly approved by the stockholders of Telaxis at their 2003 annual meeting.

     In connection with the Merger and pursuant to the Merger Agreement, each share of Telaxis' common stock, par value $.01 per share, outstanding immediately prior to the effective time of the Merger was automatically converted into the right to receive one share of YDI Wireless common stock, par value $.01 per share, with the result that YDI Wireless is now the publicly held corporation and Telaxis has been merged out of existence by operation of law. The stockholders of Telaxis immediately prior to the Merger are the stockholders of YDI Wireless immediately after the Merger, subject to the effects of the reverse stock split described above. YDI Wireless' common stock will continue to trade on the Over-the-Counter Bulletin Board, but the ticker symbol has been changed to "YDIW." The CUSIP for YDI Wireless' common stock is 984215 10 3.

     Registrar and Transfer Company, YDI Wireless' transfer agent, is acting as exchange agent for the exchange of Telaxis stock certificates for YDI stock certificates or cash, as the case may be. Former Telaxis stockholders will be receiving instructions on how to surrender their Telaxis stock certificates for YDI Wireless stock certificates or cash, as the case may be.

     The shares of YDI Wireless common stock are deemed to be registered under
Section 12(g) of the Securities Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder.

Item 7.  Exhibits.
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         Number                            Title
         ------                            -----

         2.1 Agreement and Plan of Merger and Reincorporation, dated as of June 23, 2003, between Telaxis Communications Corporation and YDI Wireless, Inc.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            YDI WIRELESS, INC.


Dated: July 16, 2003        By: /s/ David L. Renauld
                                -------------------------------------------
                                David L. Renauld
                                Vice President, Legal and Corporate Affairs


                                  EXHIBIT INDEX


         Number                            Title
         ------                            -----

         2.1 Agreement and Plan of Merger and Reincorporation, dated as of June 23, 2003, between Telaxis Communications Corporation and YDI Wireless, Inc.


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